AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                      effective September 1, 1983, between

                    CENTURY LIFE OF AMERICA of Waverly, Iowa,

                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,

                    hereinafter referred to as the "LINCOLN."

           1. The REINSURED'S plans to be reinsured under the Agreement on and after the first day of July, 1991, shall be those specified in the Appendix I, attached hereto.

           2. The reinsurance percentages for the REINSURED'S cost of insurance rates shall be as described in Schedule D, Part IX, attached hereto, and shall apply to reinsurance of the REINSURED'S Ultimate Term Rider (Forms 6017, 6018, 6019, and 6020) plan ceded under the Agreement on and after the first day of July, 1991; such premium rates shall apply only to reinsurance which when added to all other reinsurance ceded by the REINSURED to the LINCOLN under all agreements does not exceed $5,000,000 on any one life, and reinsurance ceded on the basis of such premium rates shall

          (a) be subject to a minimum cession of $5,000,
          (b) not be eligible for experience refunds,
          (c) not be eligible for production or persistency bonuses,
          (d) not be eligible for premium tax reimbursement, and
          (e) not be reduced as set forth in the "INCREASE IN LIMIT OF RETENTION" article until it has been in force for at least ten years or, in the case of continuations, until the number of years the original policy and its continuation have been in force is at least equal to the greater of ten years and the time period specified for reinsurance of the original policy.

           3. The REINSURED shall-notify the LINCOLN in writing of any modification the REINSURED makes to the gross premium rates it charges the insured or to any factor which increases the cost or reduces the return to the policyholder for policies reinsured under the Agreement. Such notification shall occur within thirty days following the effective date of such modification. In such event, the LINCOLN reserves the right to modify the reinsurance premium rates proportionately. Any such change to the reinsurance premium rates shall be effective on the same date as the corresponding change made by the REINSURED.

           4. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement of which this amendment is a part which do not conflict with the terms hereof.

           IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CENTURY LIFE OF AMERICA

Signed at Waverly, Iowa
         -----------------------

By  /s/ Robert M. Buckingham        By  /s/ Arthur J. Hessburg
    ----------------------------        -----------------------------
        Robert M. Buckingham               Arthur J. Hessburg

Title Vice President & Valuation    Title Sr. Vice President -
      --------------------------          ---------------------------
        Actuary                           General Counsel & Secretary

Date  November 4, 1991              Date November 4, 1991
      --------------------------         ----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort Wayne, Indiana

By  /s/ Jack McWhorter              By  /s/ Linda V. Morris
    ---------------------------         -----------------------------
           Vice President                    Assistant Secretary

Date 11/13/91                       Date November 13, 1991
     --------------------------          ----------------------------

                                   APPENDIX I

              Insurance Subject to Reinsurance under this Agreement

The REINSURED'S entire excess of its issues of the following plans bearing register dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

A.  Automatic Reinsurance
    One hundred percent of the reinsurance the REINSURED cedes automatically of the insurance specified below shall be ceded under this agreement.

                             Reinsurance           Dates               Letters
  Plan                      Renewal Basis     from      through     from   through
  ----                      -------------     ----      -------     ----   -------
Universal Life Plan            20 Years      9-01-83       -         A        K
Univers-All Life II            20 Years      5-01-84       -         A        K
Univers-All-III
   (Form 2222)                 10 Years      1-01-86       -         A        K
Variable Universal
   Life (Form 2221 0985)       10 Years      2-01-86       -         A        K
Other Insured Rider            10 Years      2-01-86       -         A        K*
Automatic Increase
   Rider                       10 Years      2-01-86       -         A        K
Univers-All Life III
   Employee Benefits
    (Unisex) (Form 2212)       10 Years     11-01-86       -         A        K
Flexible Premium
   Adjustable Life
    (Form UL88 & UL88EB)       10 Years      8-01-88    2-28-89      A        K
Flexible Premium Variable
   Adjustable Life
    (VUL88 & VUL88EB)          10 Years      8-01-88    2-28-89      A        K
Flexible Premium Adjustable
   Life (UL2000 &
    UL2000EB)                  10 Years      3-01-89       -         A        K
Flexible Premium Variable
   Adjustable Life
    (VUL2000 &
     VUL2000EB)                10 Years      3-01-89       -         A        K
Flexible Advantage
   Life                        10 Years      7-01-90       -         A        K
Level Term Rider               10 years      7-01-90       -         A        K
Ultimate Term Rider            10 Years      7-01-91       -         A        K

*Other Insured Rider issues shall be based on the primary insured's surname.

B.  Facultative Reinsurance
    One hundred percent of the reinsurance the REINSURED cedes facultatively of the insurance specified above to insureds having surnames beginning with the letters A through Z shall be ceded under this agreement provided the REINSURED has accepted the LINCOLN'S offer to reinsure.
C.  Continuations
    Continuations to the insurance specified above shall be ceded under this agreement provided the original policy was reinsured with the LINCOLN under this or another agreement. The percentage of reinsurance ceded to LINCOLN shall equal the percentage of the original policy ceded to LINCOLN.

                               SCHEDULE D, PART IX
                            (Effective July 1, 1991)

                            Reinsurance Premium Rates

                               Ultimate Term Rider
                       (Forms 6017, 6018, 6019, and 6020)

The reinsurance premium for the first $5,000,000 of reinsurance on any one life shall be the attached cost of insurance rates charged the insured per thousand of the net amount at risk times the following percentages:

                                                              Policy Year
      Plan                           Smoking Status       1       2-10      11+
      ----                           --------------       -       ----      ---
Ultimate Term Rider
(Forms 6017, 6018,
6019, and 6020)                      Nonsmoker            0%       80%      90%
                                     Smoker               0        66       90

                                Substandard Risks

The substandard table-extra reinsurance premiums shall be the number of tables assessed the risk times 25% of the attached appropriate standard automatic rates times the above percentages.

For reinsurance in excess of $5,000,000 on any one life the rates labeled "F5H3, NONSMOKER," "H3, SMOKER," and "H4, SUBSTANDARD," under the Risk Premium Reinsurance Agreement between the REINSURED and the LINCOLN, effective January 1, 1982, shall apply.

                   Continuations to Issues Reinsured Hereunder
                   -------------------------------------------

The reinsurance premium for policies reinsured under this agreement as continuations shall be the appropriate premium described in this agreement; unless the reinsurance agreement under which the original policy was reinsured specifies otherwise, the policy duration and attained age of the insured for purposes of calculating such premiums, shall be determined as though the continuations were issued on the same date and at the same issue age as the original policy.

                  Continuations from Issues Reinsured Hereunder
                  ---------------------------------------------

The reinsurance premium for continuations of policies reinsured under this agreement shall be as described in the agreement which covers the new policy; unless that agreement specifies otherwise, the policy duration and attained age of the insured, for purposes of calculating such premiums, shall be determined as though the continuations were issued on the same date and at the same issue age as the original policy. If no such agreement is in effect between the LINCOLN and the REINSURED, reinsurance shall continue hereunder.

                             Continuation Policy Fee
                             -----------------------

If the premium scale applicable to a continuation contains a policy fee, a continuation shall, for purposes of determining the policy fee only and notwithstanding the method prescribed for calculating the basic premium, be considered a renewal if the REINSURED has paid the LINCOLN a first-year policy fee on reinsurance of the original policy and as a new issue if the REINSURED has not paid the LINCOLN a policy fee on reinsurance of the original policy.

Waiver of Premium Disability, Payor Benefits, and Accidental Death Benefits
---------------------------------------------------------------------------

The premium which the REINSURED charges the insured on the amount reinsured less total allowances of 75% first year and 10% in renewal years.

              ULTIMATE TERM RIDER - CURRENT RATES FOR ALL DURATIONS

ATT
AGE     MALE   FEMALE
===     ====   ======
  0      .85    .66
  1      .83    .64
  2      .79    .60
  3      .77    .58
  4      .73    .57
  5      .68    .55
  6      .63    .53
  7      .58    .51
  8      .55    .50
  9      .54    .49

 10      .55    .48
 11      .60    .50
 12      .65    .51
 13      .78    .57
 14      .92    .61
 15     1.09    .67
 16     1.27    .72
 17     1.42    .75
 18     1.55    .76
 19     1.62    .78

ATT      ------MALE--------       -------FEMALE------
AGE      SMOKER       NS          SMOKER         NS
===      ======    ========       ======       ======
 20        1.65       1.65           .78          .78
 21        1.72       1.59           .80          .76
 22        1.79       1.49           .82          .76
 23        1.88       1.39           .85          .75
 24        1.94       1.30           .88          .74
 25        1.96       1.23           .91          .73
 26        1.94       1.18           .94          .73
 27        1.93       1.16           .98          .75
 28        1.93       1.15          1.02          .75
 29        1.95       1.13          1.06          .78

 30        1.96       1.11          1.08          .78
 31        2.00       1.11          1.14          .79
 32        2.03       1.11          1.18          .82
 33        2.08       1.11          1.25          .85
 34        2.16       1.13          1.32          .88
 35        2.25       1.15          1.40          .92
 36        2.36       1.18          1.50          .96
 37        2.51       1.23          1.60         1.00
 38        2.67       1.29          1.70         1.05
 39        2.87       1.36          1.85         1.13

 40        3.08       1.43          2.02         1.22
 41        3.33       1.52          2.24         1.33
 42        3.62       1.63          2.51         1.45
 43        3.91       1.74          2.79         1.60
 44        4.23       1.85          3.11         1.76
 45        4.61       1.98          3.41         1.89
 46        4.97       2.13          3.71         2.03
 47        5.39       2.31          4.02         2.20
 48        5.83       2.50          4.32         2.38
 49        6.29       2.68          4.64         2.55

 50        6.79       2.90          4.98         2.76
 51        7.31       3.16          5.30         3.00
 52        7.88       3.44          5.60         3.19
 53        8.48       3.74          5.94         3.40
 54        9.10       4.07          6.30         3.65
 55        9.73       4.44          6.74         3.94
 56       10.37       4.86          7.20         4.25
 57       11.00       5.32          7.76         4.62
 58       11.66       5.81          8.31         5.02
 59       12.35       6.36          8.93         5.44

 60       13.08       6.97          9.61         5.93
 61       14.17       7.74         10.32         6.44
 62       15.37       8.58         11.06         7.01
 63       16.68       9.53         11.88         7.61
 64       18.11      10.58         12.72         8.28
 65       19.64      11.77         13.65         9.02
 66       21.10      12.91         14.55         9.76
 67       22.88      14.32         15.40        10.51
 68       24.58      15.73         16.35        11.35
 69       26.38      17.27         17.44        12.32

 70       28.62      19.15         18.82        13.52
 71       31.01      21.19         20.33        14.82
 72       33.60      23.46         21.93        16.21
 73       37.54      26.73         23.75        17.81
 74       41.37      30.09         25.96        19.74
 75       44.78      33.22         28.63        22.08
 76*      48.28      36.41         31.64        24.77
 77*      52.32      40.07         34.94        27.79
 78*      54.94      42.66         38.59        31.18
 79*      59.03      46.52         42.71        35.07

 80*      63.41      50.77         47.41        39.54
 81*      68.40      55.63         52.51        44.50
 82*      73.37      60.67         57.91        49.85
 83*      77.68      65.26         63.79        55.79
 84*      82.63      70.64         69.85        62.04
 85*      88.61      77.08         77.86        70.18
 86*      95.40      84.56         84.25        77.02
 87*     101.07      91.23         92.01        85.30
 88*     109.31     100.63         99.66        93.60
 89*     116.63     109.25        107.97       102.67

 90*     126.49     120.47        117.27       112.78
 91*     139.25     134.39        126.51       122.59
 92*     150.24     146.56        138.59       135.34
 93*     164.14     161.77        149.24       146.89
 94*     178.37     177.14        163.74       162.44

                                   * FOR RENEWAL ONLY

          UNISEX ULTIMATE TERM RIDER - CURRENT RATES FOR ALL DURATIONS

ATT
AGE       ALL
===     ======
  0        .81
  1        .79
  2        .75
  3        .73
  4        .70
  5        .65
  6        .61
  7        .57
  8        .54
  9        .53

 10        .54
 11        .58
 12        .62
 13        .74
 14        .86
 15       1.01
 16       1.16
 17       1.29
 18       1.39
 19       1.45

ATT
AGE      SMOKER         NS
===    ==========    ========
 20        1.48         1.48
 21        1.54         1.42
 22        1.60         1.34
 23        1.67         1.26
 24        1.73         1.19
 25        1.75         1.13
 26        1.74         1.09
 27        1.74         1.08
 28        1.75         1.07
 29        1.77         1.06

 30        1.78         1.04
 31        1.83         1.05
 32        1.86         1.05
 33        1.91         1.06
 34        1.99         1.08
 35        2.08         1.10
 36        2.19         1.14
 37        2.33         1.18
 38        2.48         1.24
 39        2.67         1.31

 40        2.87         1.39
 41        3.11         1.48
 42        3.40         1.59
 43        3.69         1.71
 44        4.01         1.83
 45        4.37         1.96
 46        4.72         2.11
 47        5.12         2.29
 48        5.53         2.48
 49        5.96         2.65

 50        6.43         2.87
 51        6.91         3.13
 52        7.42         3.39
 53        7.97         3.67
 54        8.54         3.99
 55        9.13         4.34
 56        9.74         4.74
 57       10.35         5.18
 58       10.99         5.65
 59       11.67         6.18

 60       12.39         6.76
 61       13.40         7.48
 62       14.51         8.27
 63       15.72         9.15
 64       17.03        10.12
 65       18.44        11.22
 66       19.79        12.28
 67       21.38        13.56
 68       22.93        14.85
 69       24.59        16.28

 70       26.66        18.02
 71       28.87        19.92
 72       31.27        22.01
 73       34.78        24.95
 74       38.29        28.02
 75       41.55        30.99
 76*      44.95        34.08
 77*      48.84        37.61
 78*      51.67        40.36
 79*      55.77        44.23

 80*      60.21        48.52
 81*      65.22        53.40
 82*      70.28        58.51
 83*      74.90        63.37
 84*      80.07        68.92
 85*      86.46        75.70
 86*      93.17        83.05
 87*      99.26        90.04
 88*     107.38        99.22
 89*     114.90       107.93

 90*     124.65       118.93
 91*     136.70       132.03
 92*     147.91       144.32
 93*     161.16       158.79
 94*     175.44       174.20

          * FOR RENEWAL ONLY